
======================================================================================================================

                                         SECURITIES AND EXCHANGE COMMISSION
                                                WASHINGTON, DC 20549

                                                  -----------------

                                                      FORM 8-A
                                                  -----------------


                                  For Registration of Certain Classes of Securities
                                      Pursuant to Section 12(b) or 12(g) of the
                                                 Securities Exchange Act


                                                       CONSECO, INC.
---------------------------------------------------------------------------------------------------------------------
                                 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                         Delaware                                                   75-3108137
-----------------------------------------------------------  --------------------------------------------------------
      (State or other jurisdiction of incorporation)                      (IRS Employer Identification No.)

         11825 N. Pennsylvania Street, Carmel, IN                                     46032
-----------------------------------------------------------  --------------------------------------------------------
         (Address of principal executive offices)                                   (Zip Code)


If this form relates to the registration of a class of         If this form relates to the registration of a class of
securities pursuant to Section 12(b) of the Exchange Act       securities pursuant to Section 12(g) of the Exchange
and is effective pursuant to:                                  Act and is effective pursuant to:
General Instruction A.(c), please check the following box.[X]  General Instruction A.(d), please check the following box [ ]


Securities Act registration statement file number to which this form relates:  N/A
(The securities will be issued pursuant to Section 1145 of the United States Bankruptcy Code.)


Securities to be registered pursuant to Section 12(b) of the Act:



                    Title of Each Class                                   Name of Each Exchange on which
                    to be so Registered                                   Each Class is to be Registered
                    -------------------                                   ------------------------------

Series A Warrants (to purchase shares of Common Stock)                                 NYSE
-----------------------------------------------------------  --------------------------------------------------------



Securities to be registered pursuant to Section 12(g) of the Act:     N/A


Item 1.  Description of Registrant's Securities to be Registered.

         This registration statement registers under Section 12(b) of the Securities Exchange Act of 1934 (the "Act") the following securities of Conseco, Inc., a Delaware corporation (the "Company"), being issued pursuant to the Reorganizing Debtors' Sixth Amended Joint Plan of Reorganization, as amended or supplemented from time to time (the "Plan") and following the filing with the State of Delaware of the Company's Amended and Restated Certificate of Incorporation (the "Certificate"):

         o Series A Warrants to purchase shares of Common Stock ("Series A Warrants").

         The description which follows is qualified in its entirety by the full terms of the security, as set forth in the Exhibits to this registration statement which are incorporated by reference in this Item 1.

                             Description of Warrants

         General. Each Series A Warrant entitles its holder to purchase one share of Common Stock at a price of $27.60 per share. The Series A Warrants are exerciseable for an aggregate of 6,000,000 shares of Common Stock. The Series A Warrants expire five years from the effective date of the Plan.

         Antidilution Provisions. If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of its Common Stock any shares of its capital stock, then the exercise price in effect immediately prior to such action will be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

         The exercise price of the Warrants will be adjusted if the Company issues any rights, options, warrants or other securities exercisable for, or convertible into, shares of its Common Stock to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Daily Price (as defined in the Warrant Agreement attached hereto as Exhibit
1) per share on the record date applicable to such distribution.

         No adjustment in the exercise price will be made unless the adjustment would require an increase or decrease of at least 1% in the exercise price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

         Upon each adjustment of the exercise price, each Warrant outstanding prior to the making of the adjustment in the exercise price will thereafter evidence the right to receive upon payment of the adjusted exercise price a number of shares of Common Stock proportionately adjusted to reflect the adjustment in the exercise price.

         Reorganization, Merger or Sale. If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction.

Item 2.  Exhibits.

           Number                            Description
         ----------   ----------------------------------------------------------

              1. Warrant Agreement between the Company and Wachovia Bank, N.A., as Warrant Agent.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 10, 2003                       CONSECO, INC.
                                -----------------------------------------------
                                               (Registrant)

                                 By: /s/ John R. Kline
                                    -------------------------------------------
                                 Name:  John R. Kline
                                 Title: Senior Vice President and
                                          Chief Accounting Officer

                                                                       Exhibit 1
================================================================================



                                  CONSECO, INC.






                                       AND






                              WACHOVIA BANK, N.A.,
                                as Warrant Agent




                =================================================

                           Series A Warrant Agreement

                         Dated as of September 10, 2003


                              Warrants to Purchase
                             Shares of Common Stock

                =================================================








================================================================================

                                TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS.............................................................................................1

   Section 1.01         Definitions...............................................................................1
   Section 1.02         Rules of Construction.....................................................................4

ARTICLE 2 APPOINTMENT OF WARRANT AGENT............................................................................4

   Section 2.01         Appointment of Warrant Agent..............................................................4

ARTICLE 3 THE WARRANTS............................................................................................4

   Section 3.01         Form and Dating; Legends..................................................................4
   Section 3.02         Execution and Countersignature............................................................5
   Section 3.03         Warrant Registrar and Countersignature Agent..............................................5
   Section 3.04         Replacement Warrants......................................................................5
   Section 3.05         Outstanding Warrants......................................................................5
   Section 3.06         Temporary Warrants........................................................................6
   Section 3.07         Cancellation..............................................................................6
   Section 3.08         CUSIP and CINS Numbers....................................................................6
   Section 3.09         Registration, Transfer and Exchange.......................................................7

ARTICLE 4 TERMS OF WARRANTS; EXERCISE OF WARRANTS.................................................................9

   Section 4.01         Terms of Warrants; Exercise of Warrants...................................................9

ARTICLE 5 COVENANTS OF THE COMPANY...............................................................................11

   Section 5.01         Maintenance of Office or Agency..........................................................11
   Section 5.02         Payment of Taxes.........................................................................11
   Section 5.03         Reports..................................................................................11
   Section 5.04         Reservation of Warrant Shares............................................................12
   Section 5.05         Obtaining Stock Exchange Listings........................................................12

ARTICLE 6 ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE.....................................13

   Section 6.01         Adjustment of Exercise Price and Number of Warrant Shares Issuable.......................13
   Section 6.02         Fractional Interests.....................................................................16
   Section 6.03         Notices to Warrant Holders...............................................................17
   Section 6.04         No Rights as Stockholders................................................................18

ARTICLE 7 WARRANT AGENT..........................................................................................18

   Section 7.01         Warrant Agent............................................................................18
   Section 7.02         Compensation; Indemnity..................................................................19
   Section 7.03         Individual Rights of Warrant Agent.......................................................20
   Section 7.04         Replacement of Warrant Agent.............................................................20
   Section 7.05         Successor Warrant Agent by Merger........................................................21
   Section 7.06         Eligibility..............................................................................21
   Section 7.07         Holder Lists.............................................................................21


ARTICLE 8 MISCELLANEOUS..........................................................................................21

   Section 8.01         Warrantholder Actions....................................................................21
   Section 8.02         Notices..................................................................................22
   Section 8.03         Supplements and Amendments...............................................................23
   Section 8.04         Governing Law............................................................................24
   Section 8.05         No Adverse Interpretation of Other Agreements............................................24
   Section 8.06         Successors...............................................................................24
   Section 8.07         Duplicate Originals......................................................................24
   Section 8.08         Separability.............................................................................25
   Section 8.09         Table of Contents and Headings...........................................................25
   Section 8.10         Benefits of this Agreement...............................................................25



                                    EXHIBITS

Exhibit A         Face of Series A Warrant Subscription Certificate
Exhibit B         Reverse of Series A Warrant Subscription Certificate
Exhibit C         DTC Legend

     THIS SERIES A WARRANT AGREEMENT is dated as of September 10, 2003 between Conseco, Inc., a Delaware Corporation (the "Company"), and Wachovia Bank, N.A., as warrant agent (the "Warrant Agent").

     WHEREAS, concurrently with the execution hereof, the Company is emerging from the protection of Chapter 11 of Title 11 of the United States Code pursuant to that certain plan of reorganization dated March 18, 2003, as the same may be amended, restated, supplemented or otherwise modified (the "Plan").

     WHEREAS, pursuant to the terms of, and subject to the conditions contained in, the Plan, the Company has agreed to issue 6,000,000 Series A Warrants (each, a "Warrant" and collectively the "Warrants") entitling the holders thereof to purchase shares of the common stock, par value $0.01 per share (the "Common Stock"), of the Company (the Common Stock issuable on exercise of the Warrants being referred to herein as the "Warrant Shares") at a price of $27.60 per share of Common Stock (as adjusted from time to time hereunder, the "Exercise Price").

     WHEREAS, the Company wishes the Warrant Agent to act on its behalf, and the Warrant Agent is willing to act on behalf of the Company, in connection with the issuance, exchange, transfer, substitution and exercise of the Warrants.

     WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights and obligations of the Company, the Warrant Agent and the registered holders of the Certificates evidencing Warrants (the "Holders").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Plan, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Warrant Agent, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01 Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means any Registrar or Countersignature Agent.

     "Agent Member" means a member of, or a participant in, the Depositary.

     "Agreement" means this Warrant Agreement, as amended or supplemented from time to time.

     "Board of Directors" means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

     "Board Resolution" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or in the city where the Corporate Trust Office of the Warrant Agent is located are authorized or required by law to close.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or partnership or membership interests, whether common or preferred.

     "Certificated Warrant" means a Warrant in registered individual form.

     "Commission" means the Securities and Exchange Commission.

     "Company" means the party named as such in the preamble of this Agreement, or any successor obligor under this Agreement.

     "Corporate Trust Office" means the office of the Warrant Agent at which the corporate trust business of the Warrant Agent is principally administered, which at the Issue Date is located at 1525 West W. T. Harris Blvd., Charlotte, North Carolina 28288-1153.

     "Countersignature Agent" refers to a Person engaged to countersign the Warrants in the stead of the Warrant Agent.

     "Daily Price" means (A) if the shares of Common Stock then are listed and traded on the New York Stock Exchange ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (B) if the shares of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (C) if the shares of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"); or (D) if the shares of Common Stock then are not traded on the Nasdaq National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by Nasdaq. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Daily Price shall be the fair market value of such shares on such determination date as reasonably determined in good faith by the Board of Directors.

     "Depositary" means the depositary of each Global Warrant, which will initially be DTC.

     "DTC" means The Depository Trust Company, a New York corporation, and its successors.

     "DTC Legend" means the legend set forth in Exhibit C.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" has the meaning assigned to such term in the preamble of this Agreement.

     "Expiration Date" has the meaning assigned to such term in Section 4.01.

     "Fundamental Change" means any merger, consolidation, amalgamation, sale or other conveyance of all or substantially all of the assets of the Company with or to any entity, any reclassification, recapitalization, reorganization, compulsory share exchange, tender offer or exchange offer, stock split or reverse stock split affecting the Capital Stock of the Company for which the Warrants are exercisable.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

     "Global Warrant" means a Warrant in registered global form.

     "Holder" or "Warrantholder" means the record owner of any Warrant.

     "Issue Date" means the date on which the Warrants are originally issued under the Agreement.

     "Liquidation Event" means a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

     "Officer" means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

     "Officers' Certificate" means a certificate signed in the name of the Company (i) by the chairman of the Board of Directors, the president or chief executive officer or any vice president and (ii) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary of the Company.

     "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, reasonably satisfactory to the Warrant Agent.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

     "Register" has the meaning assigned to such term in Section 3.09.

     "Registrar" means a Person engaged to maintain the Register.

     "Warrant Agent" means the party named as such in the preamble of this Agreement or any successor warrant agent under the Agreement pursuant to Article 7.

     "Warrant Shares" has the meaning assigned to such term in the preamble of this Agreement.

     "Warrants" has the meaning assigned to such term in the Recitals to this Agreement.

     Section 1.02 Rules of Construction. Unless the context otherwise requires or except as otherwise expressly provided,

               (i) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (ii) "herein," "hereof" and other words of similar import refer to the Agreement as a whole and not to any particular Section, Article or other subdivision;

               (iii) all references to Sections, subsections or Articles or Exhibits refer to Sections, subsections or Articles or Exhibits of or to the Agreement unless otherwise indicated; and

               (iv) references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations).

                                   ARTICLE 2
                          APPOINTMENT OF WARRANT AGENT

     Section 2.01 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Agreement and the Warrant Agent hereby accepts such appointment.

                                   ARTICLE 3
                                  THE WARRANTS

     Section 3.01 Form and Dating; Legends. The face of the Warrants will be substantially in the form attached hereto as Exhibit A and the reverse of the Warrants will be substantially in the form attached hereto as Exhibit B. The terms and provisions contained in the form of the Warrants annexed as Exhibit A and B constitute, and are hereby expressly made, a part of this Agreement. The Warrants may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Warrant will be dated the date of its countersignature. The Company and the Warrant Agent, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant Certificate conflicts with the express provisions of this Agreement, the provisions of this Agreement shall govern and be controlling.

     Section 3.02 Execution and Countersignature. (a) An Officer shall execute the Warrants for the Company by facsimile or manual signature in the name and on behalf of the Company. If an Officer whose signature is on a Warrant no longer holds that office at the time the Warrant is countersigned, the Warrant will still be valid.

     (b) A Warrant will not be valid until the Warrant Agent manually countersigns the Warrant, with the signature conclusive evidence that the Warrant has been countersigned under this Agreement. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Warrants executed by the Company to the Warrant Agent for countersignature. The Warrant Agent will countersign and deliver a number of Warrants for original issue in an aggregate amount not to exceed the amount stated in the preamble hereof after receipt by the Warrant Agent of an Officers' Certificate specifying:

               (i) the amount of Warrants to be countersigned and the date on which the Warrants are to be countersigned, (ii) whether the Warrants are to be issued as one or more Global Warrants or Certificated Warrants, and

               (ii) other information the Company may determine to include or the Warrant Agent may reasonably request.

     Section 3.03 Warrant Registrar and Countersignature Agent. The Company may appoint one or more Registrars, and the Warrant Agent may appoint a Countersignature Agent, in which case each reference in the Agreement to the Warrant Agent in respect of the obligations of the Warrant Agent to be performed by the Countersignature Agent will be deemed to be references to the Countersignature Agent. The Company may act as Registrar. In each case the Company and the Warrant Agent will enter into an appropriate agreement with the applicable Agent implementing the provisions of the Agreement relating to the obligations of the Warrant Agent or Registrar to be performed by the applicable Agent and the related rights. The Company initially appoints the Warrant Agent as Registrar.

     Section 3.04 Replacement Warrants. If a mutilated Warrant is surrendered to the Warrant Agent or if a Holder delivers to the Company a sworn affidavit that its Warrant has been lost, destroyed or wrongfully taken, the Company will issue and the Warrant Agent will countersign a replacement Warrant. Every replacement Warrant is an additional obligation of the Company and entitled to the benefits of this Agreement. If required by the Warrant Agent or the Company, an indemnity must be furnished that is sufficient in the judgment of both the Warrant Agent and the Company to protect the Company and the Warrant Agent from any loss they may suffer if a Warrant is replaced. The Company may charge the Holder for the expenses of the Company and the Warrant Agent in replacing a Warrant.

     Section 3.05 Outstanding Warrants. (a)Warrants outstanding at any time are all Warrants that have been countersigned by the Warrant Agent except for:

               (i) Warrants cancelled by the Warrant Agent or delivered to it for cancellation;

               (ii) Warrants exercised by the Holder thereof; and

               (iii) any Warrant which has been replaced pursuant to Section
     3.04.

     (b) A Warrant shall not cease to be outstanding because the Company or one of its Affiliates holds the Warrant, provided that in determining whether the Holders of the requisite number of the outstanding Warrants have given or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder, Warrants owned by the Company or any Affiliate of the Company will be disregarded and deemed not to be outstanding (it being understood that in determining whether the Warrant Agent is protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Warrants which the Warrant Agent knows to be so owned will be so disregarded). Warrants so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Warrant Agent the pledgee's right so to act with respect to such Warrants and that the pledgee is not the Company or any Affiliate of the Company.

     Section 3.06 Temporary Warrants. Until definitive Warrants are ready for delivery, the Company may prepare and the Warrant Agent or the Countersignature Agent, as applicable, will countersign temporary Warrants. Temporary Warrants will be substantially in the form of definitive Warrants but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officer executing the temporary Warrants, as evidenced by the execution of the temporary Warrants. If temporary Warrants are issued, the Company will cause definitive Warrants to be prepared without unreasonable delay. After the preparation of definitive Warrants, the temporary Warrants will be exchangeable for definitive Warrants upon surrender of the temporary Warrants without charge to the Holder. Upon surrender for cancellation of any temporary Warrants, the Company will execute and the Warrant Agent or the Countersignature Agent, as applicable, will countersign and deliver in exchange therefor a like amount of definitive Warrants. Until so exchanged, the temporary Warrants will be entitled to the same benefits as definitive Warrants.

     Section 3.07 Cancellation. The Company at any time may deliver to the Warrant Agent for cancellation any Warrants previously countersigned and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Warrant Agent for cancellation any Warrants previously countersigned hereunder which the Company has not issued and sold. Any Registrar will forward to the Warrant Agent any Warrants surrendered to it for transfer, exchange or exercise. The Warrant Agent (and no one else) will cancel all Warrants surrendered for transfer, exchange, exercise or cancellation and dispose of them in accordance with its normal procedures or the written instructions of the Company. The Company may not issue new Warrants to replace Warrants that have been exercised or delivered to the Warrant Agent for cancellation. The Registrar shall provide the Company with a list of all Warrants that have been cancelled.

     Section 3.08 CUSIP and CINS Numbers. The Company in issuing the Warrants may use "CUSIP" and "CINS" numbers, and the Warrant Agent will use CUSIP numbers or CINS numbers in notices as a convenience to Holders, the notice to state that no representation is made as to the correctness of such numbers either as printed on the Warrants or as contained in any notice to any Holder. The Company will promptly notify the Warrant Agent of any change in the CUSIP or CINS numbers.

     Section 3.09 Registration, Transfer and Exchange. (a) The Warrants will be issued in registered form only, and the Company shall cause the Warrant Agent to maintain a register (the "Register") of the Warrants, for registering the record ownership of the Warrants by the Holders and transfers and exchanges of the Warrants.

     (b) (i) Each Global Warrant will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

          (ii) Each Global Warrant will be delivered to the Warrant Agent as custodian for the Depositary. Transfers of a Global Warrant (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (1) as set forth in Section 3.09(b)(iv) and (2) transfers of portions thereof in the form of Certificated Warrants may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Warrant Agent by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section.

          (iii) Agent Members will have no rights under the Agreement with respect to any Global Warrant held on their behalf by the Depositary, and the Depositary may be treated by the Company, the Warrant Agent and any agent of the Company or the Warrant Agent as the absolute owner and Holder of such Global Warrant for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Warrant through an Agent Member) to take any action which a Holder is entitled to take under the Warrant or the Warrants, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

          (iv) If (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Warrant and a successor depositary is not appointed by the Company within 90 days of the notice or
     (y) the Warrant Agent has received a request from the Depositary, the Warrant Agent will promptly exchange all beneficial interest in the Global Warrant for one or more Certificated Warrants having an equal number registered in the name of the owner of each beneficial interest, as identified to the Warrant Agent by the Depositary, and thereupon the Global Warrant will be deemed canceled.

     (c) Each Certificated Warrant will be registered in the name of the holder thereof or its nominee.

     (d) A Holder may transfer a Warrant (or a beneficial interest therein) to another Person or exchange a Warrant (or a beneficial interest therein) for another Warrant by presenting to the Warrant Agent a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any document required by the Agreement. The Warrant Agent will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Warrant Agent for the purpose; provided that no transfer or exchange will be effective until it is registered in such register. Prior to the registration of any transfer, the Company, the Warrant Agent and their agents will treat the Person in whose name the Warrant is registered as the owner and Holder thereof for all purposes, and will not be affected by notice to the contrary.

     From time to time the Company will execute and the Warrant Agent or the Countersignature Agent, as applicable, will countersign additional Warrants as necessary in order to permit the registration of a transfer or exchange in accordance with this Section. All Warrants issued upon transfer or exchange shall be the duly authorized, executed and delivered Warrants of the Company entitled to the benefits of the Agreement.

     No service charge will be imposed in connection with any transfer or exchange of any Warrant, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to Section 3.09(b)(iv)).

     (e) (i) Global Warrant to Global Warrant. If a beneficial interest in a Global Warrant is transferred or exchanged for a beneficial interest in another Global Warrant, the Warrant Agent will (x) record a decrease in the amount of the Global Warrant being transferred or exchanged equal to the amount of such transfer or exchange and (y) record a like increase in the amount of the other Global Warrant. Any beneficial interest in one Global Warrant that is transferred to a Person who takes delivery in the form of an interest in another Global Warrant, or exchanged for an interest in another Global Warrant, will, upon transfer or exchange, cease to be an interest in such Global Warrant and become an interest in the other Global Warrant and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Warrant for as long as it remains such an interest.

          (ii) Global Warrant to Certificated Warrant. If a beneficial interest in a Global Warrant is transferred or exchanged for a Certificated Warrant, the Warrant Agent will (x) record a decrease in the number of such Global Warrant equal to the number of such transfer or exchange and (y) deliver a new Certificated Warrant to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

          (iii) Certificated Warrant to Global Warrant. If a Certificated Warrant is transferred or exchanged for a beneficial interest in a Global Warrant, the Warrant Agent will (x) cancel such Certificated Warrant, (y) record an increase in such Global Warrant equal to the number of Warrants being transferred or exchanged and (z) in the event that such transfer or exchange involves less than the entire amount of the canceled Certificated Warrant, deliver to the Holder thereof one or more new Certificated Warrants having an aggregate number of Warrants equal to the untransferred or unexchanged portion of the canceled Certificated Warrant, registered in the name of the Holder thereof.

     (f) Certificated Warrant to Certificated Warrant. If a Certificated Warrant is transferred or exchanged for another Certificated Warrant, the Warrant Agent will (x) cancel the Certificated Warrant being transferred or exchanged, (y) deliver one or more new Certificated Warrants having a number equal to the amount of Warrants being transferred or exchanged to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Warrant (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire amount of the canceled Certificated Warrant, deliver to the Holder thereof one or more Certificated Warrants having an aggregate amount of Warrants equal to the untransferred or unexchanged portion of the canceled Certificated Warrant, registered in the name of the Holder thereof.

                                    ARTICLE 4
                     TERMS OF WARRANTS; EXERCISE OF WARRANTS

     Section 4.01 Terms of Warrants; Exercise of Warrants.

     (a) Each Warrant not exercised prior to 5:00 p.m., New York City time, on September 10, 2008 (the "Expiration Date") shall become void and all rights thereunder and all rights in respect thereof under this agreement shall cease as of such time.

     (b) Subject to the terms of this Agreement, the Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part during the period commencing at the opening of business on the Issue Date and until 5:00 p.m., New York City time on the Expiration Date, and shall entitle any Holder thereof to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at the time be entitled to receive on exercise of such Warrants and payment of the Exercise Price in cash, by wire transfer or by certified or official check payable to the order of the Company, in each case, equal to the Exercise Price for such Warrant Shares or by cashless exercise as set forth in subsection (c) below. No adjustments as to dividends will be made upon exercise of the Warrants.

     (c) Subject to the terms of this Agreement, and in the sole discretion of the Company, a Holder may elect to convert Warrants into shares of Common Stock, in which event the Company will issue to the Holder the number of shares of Common Stock equal to the result obtained by (i) subtracting B from A, (ii) dividing the result by A as set forth in the following equation, and (iii) multiplying the result by C:


     X = (A-B) x C where:
         ----
           A

     X = the number of shares of Common Stock issuable upon exercise pursuant to this subsection (c).

     A = the Daily Price on the day immediately preceding the date on which the Holder delivers written notice to the Company pursuant to subsection
         (d)below.

     B = the Exercise Price.

     C = the number of shares of Common Stock as to which the Warrants are then being exercised.

     If the foregoing calculation results in a negative number, then no shares of Common Stock shall be issued upon exercise pursuant to this subsection (c).

     (d) In order to exercise all or any of the Warrants, the Holder thereof must deliver to the Warrant Agent at its Corporate Trust Office (i) such Warrants, (ii) the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and (iii) payment to the Warrant Agent for the account of the Company of the then-current Exercise Price (in the manner set forth in subsections (b) or (c) above) for the number of Warrant Shares in respect of which the Warrants are being exercised.

     (e) Subject to the provisions of Section 6.01 hereof and upon the Holder's compliance with the provisions set forth in subsection (d) above, the Company shall cause the Warrant Agent to credit such aggregate number of whole Warrant Shares to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC; provided, however, if the Common Stock is not DTC eligible, the Company shall deliver or cause to be delivered with all reasonable dispatch, to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such Holder is entitled.

     (f) No fractional Warrant Shares are to be issued upon any exercise of a Warrant, but rather cash in lieu of fractional shares shall be delivered to the Holder as provided in Section 6.02 hereof.

     (g) Upon the Holder's compliance with the provisions set forth in subsection (d) above, such Holder shall be deemed for all corporate purposes to have become the holder of the Warrant Shares with respect to which the Warrant has been exercised.

     (h) If less than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants which were not exercised shall be executed by the Company and delivered to the Warrant Agent and the Warrant Agent or the Countersignature Agent, as applicable, shall countersign the new Warrant Certificate, registered in such name or names as may be directed in writing by the Holder, and shall deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

     (i) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled by the Warrant Agent. Such cancelled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

     (j) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the Holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may reasonably request.


                                   ARTICLE 5
                            COVENANTS OF THE COMPANY

     Section 5.01 Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency where Warrants may be surrendered for registration of transfer or exchange or for presentation for exercise. The Company hereby initially designates the Corporate Trust Office of the Warrant Agent as such office of the Company. The Company will give prompt written notice to the Warrant Agent of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Warrant Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Warrant Agent.

     The Company may also from time to time designate one or more other offices or agencies where the Warrants may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Warrant Agent of any such designation or rescission and of any change in the location of any such other office or agency.

     Section 5.02 Payment of Taxes. The Company will pay all documentary, stamp or similar issue or transfer taxes and other governmental charges, if any, in respect of the issuance or delivery of Warrant Shares upon the exercise of Warrants; provided that the Company shall not be required to pay any tax, taxes or charges which may be payable in respect of any transfer involved in the issue of any Warrants or any Warrant Shares in a name other than that of the registered holder of a Warrant surrendered upon exercise, and the Company shall not be required to issue or deliver such Warrant Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such taxes or charges or shall have established to the satisfaction of the Company that such taxes or charges have been paid.

     Section 5.03 Reports. (a) Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company must provide the Warrant Agent within the time periods specified in those sections for filers that are not "accelerated filers" and the regulations thereunder with:

               (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to annual information only, a report thereon by the Company's certified independent accountants, and

               (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

     In addition, whether or not required by the Commission, the Company will, after the effectiveness of a shelf registration statement if the Commission will accept the filing, file a copy of all of the information and reports referred to in clauses (i) and (ii) with the Commission for public availability within the time periods for filers that are not "accelerated filers" specified in the Commission's rules and regulations.

     Section 5.04 Reservation of Warrant Shares.

     (a) The Company will at all times reserve and keep available for issuance and delivery, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, such number of shares of its authorized but unissued Common Stock or other securities of the Company from time to time issuable upon exercise of the Warrants as will be sufficient to permit the exercise in full of all outstanding Warrants.

     (b) The Company or, if appointed, the transfer agent for the Common Stock (the "Transfer Agent") and every subsequent transfer agent for any securities of the Company issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized securities as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any of the Company's securities issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the certificates for securities of the Company required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in
Section 6.02 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 6.03 hereof.

     (c) Before taking any action which would cause an adjustment pursuant to
Section 6.01 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

     (d) The Company covenants that all Warrant Shares which may be issued upon exercise of Warrants will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

     Section 5.05 Obtaining Stock Exchange Listings. To the extent not already listed, upon the written request of Holders holding Warrants for the purchase of at least ten percent (10%) of the initial Warrant Shares issuable hereunder, the Company will from time to time use reasonable best efforts to take all actions which may be necessary so that the Warrants will be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which shares of Common Stock are then listed; provided, however, that the Company shall not be required to seek to list the Warrants if the

Warrants do not then satisfy the listing requirements for such principal securities exchanges, automated quotation systems or other markets. The Company will from time to time use reasonable best efforts to take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of Warrants, will be listed on the principal securities exchanges, automated quotation systems or other markets within the United States of America, if any, on which other shares of Common Stock are then listed.

                                   ARTICLE 6
            ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES
                                    ISSUABLE

     Section 6.01 Adjustment of Exercise Price and Number of Warrant Shares Issuable. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Article 6. For purposes of this
Article 6, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount (it being understood that Common Stock shall not include the Class A Senior Cumulative Convertible Exchangeable Preferred Stock of the Company but shall include stock appreciation rights and phantom stock rights).

     (a) Adjustment for Change in Capital Stock.

     If the Company (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of its Common Stock any shares of its Capital Stock, then the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive upon exercise of such Warrant the aggregate number and kind of shares of Capital Stock of the Company which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

     The adjustment under this Section 6.01(a) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of Capital Stock of the Company, the Company shall determine, in good faith, the allocation of the adjusted Exercise Price between the classes of Capital Stock. After such allocation, the exercise privilege and the Exercise Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 6. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) Adjustment for Certain Derivative Securities.

     If the Company distributes any rights, options, warrants or other securities exercisable for or convertible into shares of its Common Stock (collectively, "Derivative Securities") to all holders of its Common Stock entitling them to purchase shares of Common Stock at a price per share less than the Daily Price per share on the record date applicable to such distribution, the Exercise Price shall be adjusted in accordance with the formula:

                  O     +     NxP
                            -------

E'   =   E   x                 M
                       -----------------
                         O + N

where:


     E' =      the adjusted Exercise Price.

     E  =      the then current Exercise Price.

     O  =      the number of shares of Common Stock outstanding on the record date.

     N  =      the number of additional shares of Common Stock issued or
               issuable pursuant to such Derivative Securities.

     P  =      the price per unit, if any, for the Derivative Securities plus the price per share required to be paid for the additional shares upon exercise or conversion of any Derivative Securities.

     M  =      the Daily Price per share of Common Stock on the record date.

The adjustment shall be made successively whenever any such Derivative Securities are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such Derivative Securities. If at the end of the period during which such Derivative Securities are exercisable or convertible, not all such Derivative Securities shall have been exercised or converted, the Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

     (c) When De Minimis Adjustment may be Deferred.

     No adjustment in the Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 6.01 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be, it being understood that no such rounding shall be made under subsection
(i).

     (d) When no Adjustment Required.

     No adjustment need be made for a transaction referred to in Section 6.01(a) or (b) hereof if Warrantholders are to participate (without being required to exercise their Warrants) in the transaction on a basis and with notice that the Board of Directors reasonably and in good faith determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. No adjustment need be made for (i) rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest, or (ii) a change in the par value or no par value of the Common Stock. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

     (e) Notice of Adjustment.

     Whenever the Exercise Price is adjusted, the Company shall provide the notices required by Section 8.02 hereof.

     (f) Notice of Certain Transactions.

     If (i) the Company takes any action that would require an adjustment in the Exercise Price pursuant to Section 6.01(a) or (b) hereof and if the Company does not arrange for Warrantholders to participate pursuant to Section 6.01(d) hereof, (ii) the Company takes any action that would require a supplemental Warrant Agreement pursuant to Section 6.01(g) hereof or (iii) there is a Liquidation Event, then the Company shall mail to Warrantholders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation, dissolution or wind-up. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

     (g) Reorganization of the Company.

     After the date hereof, if the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any Person, upon consummation of such transaction the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the Person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 6.01(g). The successor company shall mail to Holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement. If this Section 6.01(g) applies, Section 6.01(a) or (b) hereof shall not apply.

     (h) When Issuance or Payment may be Deferred.

     In any case in which this Section 6.01 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other Capital Stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to
Section 6.02 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other Capital Stock and cash upon the occurrence of the event requiring such adjustment.

     (i) Adjustment in Number of Shares.

     Upon each adjustment of the Exercise Price pursuant to this Section 6.01, each Warrant outstanding prior to the making of the adjustment in the Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Exercise Price that number of shares of Common Stock (calculated to the nearest hundredth) obtained from the following formula:

                                    N    x    E
                  N'   =            -----------
                                         E'
where:

     N' = the adjusted number of Warrant Shares issuable upon exercise of a Warrant by payment of the adjusted Exercise Price.

     N  =      the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Exercise Price prior to adjustment.

     E' =      the adjusted Exercise Price.

     E  =      the Exercise Price prior to adjustment.

     (j) Form of Warrants.

     Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

     Section 6.02 Fractional Interests. The Company shall not be required to issue fractional Warrant Shares or scrip representing fractional shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 6.02, be issuable on the exercise of any Warrants (or specified portion thereof), the

Company shall pay an amount in cash equal to the Daily Price per Warrant Share, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent.

     Section 6.03 Notices to Warrant Holders. (a) Upon any adjustment of the Exercise Price pursuant to Section 6.01 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent an Officer's Certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Exercise Price, upon exercise of a Warrant and payment of the adjusted Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the Holders, at the address of such Holder appearing in the Registrar, written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 6.03.

     (b) In case:

               (i) the Company shall authorize the issuance to all holders of shares of Common Stock of rights, options or warrants to subscribe for or purchase shares of Common Stock or of any other subscription rights or warrants;

               (ii) the Company shall authorize the distribution to all holders of shares of Common Stock of evidences of its indebtedness or assets;

               (iii) of any Fundamental Change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

               (iv) of any Liquidation Event; or

               (v) the Company proposes to take any action which would require an adjustment of the Exercise Price pursuant to Section 6.01 hereof;

then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the Holders, at least 20 days (or 10 days in any case specified in clauses (i) or (ii) above) prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, options, warrants or distribution are to be determined, (y) the initial expiration date set forth in any tender offer or exchange offer for shares of Common Stock, or (z) the date on which any such Fundamental Change or Liquidation Event is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such Fundamental Change or Liquidation Event. The failure to give the notice required by this Section 6.03 or any defect therein shall not affect the legality or validity of any distribution, right, option, warrant, Fundamental Change, Liquidation Event, or the vote upon any action.

     Section 6.04 No Rights as Stockholders. Nothing contained in this Agreement or the Warrants shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever, including the right to receive dividends, as stockholders of the Company.

                                    ARTICLE 7
                                  WARRANT AGENT

     Section 7.01 Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

     (a) The statements contained herein and in the Warrants shall be taken as statements of the Company and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein otherwise provided.

     (b) The Warrant Agent has no duty to determine when an adjustment under
Article 6 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a supplemental Warrant Agreement under Section 8.03 hereof are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants.

     (c) The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will, when issued, be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

     (d) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrants.

     (e) In the absence of bad faith on its part, the Warrant Agent may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Warrant Agent need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Warrant Agent pursuant to any provision hereof, the Warrant Agent shall examine the document to determine whether it conforms to the requirements of the Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Warrant Agent, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

     (f) The Warrant Agent may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

     (g) The Warrant Agent will be under no obligation to exercise any of the rights or powers vested in it by the Agreement at the request or direction of any of the Holders, unless such Holders have offered to the Warrant Agent reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear.

     (h) The Warrant Agent may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (i) No provision of the Agreement will require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (j) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. No provision of the Agreement shall be construed to relieve the Warrant Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

     Section 7.02 Compensation; Indemnity. (a) The Company will pay the Warrant Agent compensation as agreed upon in writing for its services. The Company will reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Warrant Agent, including the reasonable compensation and expenses of the Warrant Agent's agents and counsel.

     (b) The Company will indemnify the Warrant Agent for, and hold it harmless against, any loss or liability or expense incurred by it without negligence, willful misconduct or bad faith on its part arising out of or in connection with the acceptance or administration of the Agreement and its duties under the Agreement and the Warrants, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Agreement and the Warrants, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or wilfull misconduct. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Warrant Agent to so notify the Company shall not relieve the Company of its obligations hereunder. At the Warrant Agent's sole discretion, the Company shall defend the claim and the Warrant Agent shall cooperate in the defense at the Company's expense. The Warrant Agent may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     Section 7.03 Individual Rights of Warrant Agent. The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity. An Agent may do the same with like rights.

     Section 7.04 Replacement of Warrant Agent. (a) The Warrant Agent

               (i) may resign at any time by written notice to the Company,

               (ii) may be removed at any time by the Holders of a majority of the outstanding Warrants by written notice to the Warrant Agent,

               (iii) shall, if no longer eligible under Section 7.06, be subject to removal upon the request of any Holder to the Company

               (iv) shall be removed by the Company if: (A) the Warrant Agent is no longer eligible under Section 7.06; (B) the Warrant Agent is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Warrant Agent or its property; or (D) the Warrant Agent becomes incapable of acting.

A resignation or removal of the Warrant Agent and appointment of a successor Warrant Agent will become effective only upon the successor Warrant Agent's acceptance of appointment as provided in this Section.

     (b) If the Warrant Agent has been removed by the Holders, Holders of a majority of the Warrants may appoint a successor Warrant Agent with the consent of the Company. Otherwise, if the Warrant Agent resigns or is removed, or if a vacancy exists in the office of Warrant Agent for any reason, the Company will promptly appoint a successor Warrant Agent. If the successor Warrant Agent does not deliver its written acceptance within 30 days after the retiring Warrant Agent resigns or is removed, the retiring Warrant Agent, the Company or the Holders of a majority of the outstanding Warrants may petition any court of competent jurisdiction for the appointment of a successor Warrant Agent.

     (c) Upon delivery by the successor Warrant Agent of a written acceptance of its appointment to the retiring Warrant Agent and to the Company, (i) the retiring Warrant Agent will transfer all property held by it as Warrant Agent to the successor Warrant Agent, (ii) the resignation or removal of the retiring Warrant Agent will become effective, and (iii) the successor Warrant Agent will have all the rights, powers and duties of the Warrant Agent under the Warrant Agent. Upon request of any successor Warrant Agent, the Company will execute any and all instruments for fully and vesting in and confirming to the successor Warrant Agent all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Warrant Agent and each appointment of a successor Warrant Agent to all Holders, and include in the notice the name of the successor Warrant Agent and the address of its Corporate Trust Office.

     (d) Notwithstanding replacement of the Warrant Agent pursuant to this Section, the Company's obligations under Section 7.02 will continue for the benefit of the retiring Warrant Agent.

     Section 7.05 Successor Warrant Agent by Merger. (a) If the Warrant Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Warrant Agent with the same effect as if the successor Warrant Agent had been named as the Warrant Agent in the Agreement.

     (b) If, at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Warrants have been countersigned but not delivered, the successor Warrant Agent may adopt the countersignature of the original Warrant Agent; and if any of the Warrants shall not have been countersigned, the successor Warrant Agent may countersign such Warrants, and in all such cases such Warrants shall have the full force and effect provided in the Warrants and in this Agreement.

     Section 7.06 Eligibility. The Agreement must always have a Warrant Agent that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and satisfies the eligibility requirements set forth in Section 310(a) of the Trust Indenture Act of 1939.

     Section 7.07 Holder Lists. The Warrant Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Warrant Agent is not the Warrant Registrar, the Company shall promptly furnish to the Warrant Agent at such times as the Warrant Agent may request in writing, a list in such form and as of such date as the Warrant Agent may reasonably require of the names and addresses of the Holders.

                                    ARTICLE 8
                                  MISCELLANEOUS

     Section 8.01 Warrantholder Actions. (a) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Agreement to be given or taken by a Holder (an "act") may be evidenced by an instrument signed by the Holder delivered to the Warrant Agent. The fact and date of the execution of the instrument, or the authority of the Person executing it, may be proved in any manner that the Warrant Agent deems sufficient.

     (b) The Warrant Agent may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

     (c) Any act by the Holder of any Warrant binds that Holder and every subsequent Holder of a Warrant certificate that evidences the same Warrant of the acting Holder, even if no notation thereof appears on the Warrant certificate. Subject to subsection (d) below, a Holder may revoke an act as to its Warrants, but only if the Warrant Agent receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

     (d) The Company may, but is not obligated to, fix a record date for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

     Section 8.02 Notices. (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Warrant Agent will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

     if to the Company:

     CONSECO, INC.
     11825 North Pennsylvania St.
     Carmel, IN 46032
     ATTN:  General Counsel
     FAX:  (317) 817-6327

     if to the Warrant Agent:

     WACHOVIA BANK, N.A.
     Equity Services Group
     1525 West W.T. Harris Blvd.
     Charlotte, NC 28288-1153
     ATTN:  Myron Gray
     FAX:  (704) 590-7598

     The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

     (b) Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Warrant registered in the name of DTC or its nominee, as agreed by the Company, the Warrant Agent and DTC.

Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Warrant Agent at the same time. Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

     (c) Where the Agreement provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Warrant Agent, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

     Section 8.03 Supplements and Amendments. (a) The Company and the Warrant Agent may amend or supplement the Agreement or the Warrants without notice to or the consent of any Holder

               (i) to cure any ambiguity, defect or inconsistency in the Agreement or the Warrants;

               (ii) to comply with Section 6.01(f);

               (iii) to evidence and provide for the acceptance of an appointment hereunder by a successor Warrant Agent; or

               (iv) to make any other change that does not adversely affect the rights of any Holder.

     (b) Except as otherwise provided in subsections (a) above or (c) below, the Company and the Warrant Agent may amend the Agreement and the Warrants with the written consent of the Holders of a majority of the outstanding Warrants, and the Holders of a majority of the outstanding Warrants by written notice to the Warrant Agent may waive future compliance by the Company with any provision of the Agreement or the Warrants.

     (c) Notwithstanding the provisions of subsection (b) above, without the consent of each Holder affected, an amendment or waiver may not

               (i) increase the Exercise Price;

               (ii) decrease the number of Warrant Shares or other securities or property issuable upon exercise of the Warrants except, in each case, for adjustments provided for in the Agreement; or

               (iii) designate an earlier Expiration Date.

     (d) It is not necessary for Holders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

     (e) An amendment, supplement or waiver under this Section will become effective on receipt by the Warrant Agent of written consents from the Holders of the requisite percentage of the outstanding Warrants. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     (f) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver will bind each Holder that has consented to it and every subsequent Holder of a Warrant with respect to which consent was granted.

     (g) If an amendment, supplement or waiver changes the terms of a Warrant, the Warrant Agent may require the Holder to deliver it to the Warrant Agent so that the Warrant Agent may place an appropriate notation of the changed terms on the Warrant and return it to the Holder, or exchange it for a new Warrant that reflects the changed terms. The Warrant Agent may also place an appropriate notation on any Warrant thereafter countersigned. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Warrants in this fashion.

     (h) The Warrant Agent is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this section is authorized or permitted by the Agreement. If the Warrant Agent has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Warrant Agent. The Warrant Agent may, but is not obligated to, execute any amendment, supplement or waiver that affects the Warrant Agent's own rights, duties or immunities under the Agreement.

     Section 8.04 Governing Law. The Agreement and the Warrants shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 8.05 No Adverse Interpretation of Other Agreements. The Agreement may not be used to interpret another agreement of the Company, and no such agreement may be used to interpret the Agreement.

     Section 8.06 Successors. All agreements of the Company in the Agreement and the Warrants will bind its successors. All agreements of the Warrant Agent in the Agreement will bind its successors.

     Section 8.07 Duplicate Originals. The parties may sign any number of copies of the Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

     Section 8.08 Separability. In case any provision in the Agreement or in the Warrants is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     Section 8.09 Table of Contents and Headings. The Table of Contents and headings of the Articles, Sections and subsections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of the Agreement and in no way modify or restrict any of the terms and provisions of the Agreement.

     Section 8.10 Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person or corporation other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                          CONSECO, INC.



                                          By:/s/Daniel J. Murphy
                                             ----------------------------------
                                             Name:  Daniel J. Murphy
                                             Title: Senior Vice President and
                                                    Treasurer


                                          WACHOVIA BANK, N.A., as Warrant Agent



                                           By:/s/Myron O. Gray
                                              ---------------------------------
                                              Name:  Myron O. Gray
                                              Title: Vice President






                      [SIGNATURE PAGE TO WARRANT AGREEMENT]

                                                                      EXHIBIT A

               [Face of Series A Warrant Subscription Certificate]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL WARRANT ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE WARRANT AGREEMENT.

No.                                                   Warrants to Subscribe for
   ----------                                   ------
                                                      shares of Common Stock
                                                ------
                                                      CUSIP No.
                                                               ---------

                    Series A Warrant Subscription Certificate

     This Warrant Subscription Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of Series A Warrants (the "Warrants") to purchase Common Stock, par value $0.01 per share (the "Common Stock"), of Conseco, Inc., a Delaware corporation. Each Warrant entitles the registered holder upon exercise at any time from 9:00 a.m. on the Issue Date until 5:00 p.m. New York City Time on September 10, 2008 (the "Expiration Date"), to receive from the Company fully paid and nonassessable shares of Common Stock (the "Warrant Shares") at an initial exercise price (the "Exercise Price") of $27.60 per share payable upon surrender of this Warrant Certificate at the office or agency of the Warrant Agent, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed below manually or by facsimile by its duly authorized officer.

Dated: September   , 2003
                ---

                                         CONSECO, INC.


                                         By:
                                            ----------------------------------
                                            Name:  William J. Shea
                                            Title:  President
Countersigned:

WACHOVIA BANK, N.A.,
as Warrant Agent

By:
   --------------------------------
         Authorized Signatory

                                                                       EXHIBIT B

                                  CONSECO, INC.

              [Reverse of Series A Warrant Subscription Certificate

     1. Warrant Agreement.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued or to be issued pursuant to a Warrant Agreement dated as of September 10, 2003 (the "Warrant Agreement"), between the Company and Wachovia Bank, N.A., as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. To the extent permitted by law, in the event of an inconsistency or conflict between the terms of this Warrant and the Warrant Agreement, the terms of the Warrant Agreement will prevail.

     2. Exercise.

     Warrants may be exercised at any time on or after 9:00 a.m on the Issue Date and on or before 5:00 p.m. New York City time on the Expiration Date. In order to exercise all or any of the Warrants represented by this Warrant Certificate, the holder must deliver to the Warrant Agent at its Corporate Trust Office set forth in the Warrant Agreement this Warrant Certificate and the form of election to purchase on the reverse hereof duly completed, which signature shall be medallion guaranteed by an institution which is a member of a Securities Transfer Association recognized signature guarantee program, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price in the manner set forth in the Warrant Agreement for the number of Warrant Shares in respect of which such Warrants are then exercised.

     No Warrant may be exercised after 5:00 p.m., New York City time on the Expiration Date, and to the extent not exercised by such time the Warrants shall become void.

     3. Adjustments.

     The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. The Warrant Agreement also provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted in certain events.

     4. No Fractional Shares.

     No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

     5. Registered Form; Transfer and Exchange.

     The Warrants are in registered form. Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge (except as specified in the Warrant Agreement), for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

     Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

     6. Countersignature. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent or the Countersignature Agent, as applicable, as such term is used in the Warrant Agreement.

     7. Governing Law.

     This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York

     8. Abbreviations.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

     A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                         [Form of Election to Purchase]

                    (To Be Executed Upon Exercise Of Warrant)

     (1) The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _____________ shares of Common Stock and herewith tenders payment for such shares to the order of CONSECO, INC., in the amount of $__________ in accordance with the terms hereof.

                                       OR

     The undersigned hereby irrevocably elects to convert this Warrant into ___________ shares of Common Stock (before giving effect to the cashless exercise provisions) and herewith agrees to make payment therefor pursuant to the cashless exercise provisions of the Warrant Agreement, all on the terms and the conditions specified in the Warrant Certificate and the Warrant Agreement.

     (2) The undersigned requests that the Company deliver
______________________ shares of Common Stock in accordance with the terms of the Warrant Agreement.





                                                -------------------------------
                                                Signature
Date:

                                                -------------------------------
                                                Signature Guaranteed

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              SCHEDULE OF EXCHANGES OF INTERESTS OF GLOBAL WARRANTS

The following exchanges of a part of this Global Warrant have been made:

                                                                         Number of Warrants
                          Amount of decrease     Amount of increase in   in this Global         Signature of
                          in number of           number of Warrants in   Warrant following      authorized officer
Date of Exchange          Warrants in this       this Global Warrant     such decrease or       of Warrant Agent
                          Global Warrant                                 increase
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


                            [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto _____________________________ (the "Assignee")
(Please type or print block letters)
__________________________________________________________________ (Please print or typewrite name and address including zip code of assignee) the within Warrant and all rights thereunder, hereby irrevocably constituting and appointing __________________________________________________________________ attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

     Date:
          ---------------------

     --------------------------

     Seller

     By:
       ------------------------

     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

     Signature Guarantee:(1)
                            ---------------------------




---------------------------
1 Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                      EXHIBIT C

                                   DTC LEGEND

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL WARRANT ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL WARRANT ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE WARRANT AGREEMENT.